Exhibit 99.1

Investor Relations: Michael Bayes (415) 389-4670 michaelbayes@liviakis.com	Company Contact: Todd Waltz (408) 213-0925 twaltz@aemetis.com	Media Contact: Melanie Borchardt (408) 213-0938 mborchardt@aemetis.com

Aemetis Approved for NASDAQ Listing
Trading to commence on Friday June 6, 2014
Company to host business update conference call at 1:15 pm June 5. 2014

CUPERTINO, CA - June 3, 2014 - Aemetis, Inc. (symbol: AMTXD) announced that its common stock will begin trading on Friday, June 6, 2014 on The NASDAQ Stock Market LLC under the “AMTXD” ticker symbol.  After the company completes its market transition period on June 10, 2014, the NASDAQ ticker symbol will be “AMTX”.

The company also announced an investor and analyst business update call on Thursday, June 5, 2014.

Date:                      Thursday, June 5, 2014
Time:                      1:15 pm Pacific time (4:15 pm Eastern time)
Conference:           +1 (559) 726-1300
Access code:        166576

Attendees may submit questions to management via email prior to Noon Pacific Time on June 4, 2014, to the following email address: john@liviakis.com.

After June 5th, the webcast will be archived on the Company’s website (www.aemetis.com) under Investors - Conference Calls.  The voice recording will also be available for 90 days by dialing +1 (559) 726-1399, access code 166576.

“We are pleased to announce the listing of our shares on NASDAQ, and consider this listing an important milestone for the company,” said Eric McAfee, Chairman and CEO of Aemetis.  “We believe that the NASDAQ listing will help Aemetis attract a broader shareholder base and provide our shareholders a more liquid and efficient market,” added McAfee.  “We also look forward to providing investors and analysts with a business update during our call on Thursday.”

About Aemetis
Headquartered in Cupertino, California, Aemetis is an advanced fuels and renewable chemicals company founded in 2006. Aemetis owns and operates a 60 million gallon capacity ethanol and 420,000 ton animal feed plant in California that is the first upgraded facility approved by the EPA to produce D5 Advanced Biofuels using the sorghum/biogas/CHP pathway. Aemetis also built, owns, and operates a 50 million gallon capacity renewable chemicals and advanced fuels production facility on the East Coast of India producing high quality, distilled biodiesel and refined glycerin for customers in Europe and Asia. Aemetis operates a research and development laboratory at the Maryland Biotech Center, and holds five granted patents on its Z-microbe and related technology for the production of renewable fuels and biochemicals. For additional information about Aemetis, please visit aemetis.com.

Safe Harbor Statement
This news release contains forward-looking statements, including statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements regarding our NASDAQ listing attracting a broader shareholder audience and giving our shareholders a more liquid and efficient market in which to trade. Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties.  Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, risks associated with the conversion of the Keyes plant to the use of sorghum for ethanol production; and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.